RAMPART RECONNAISSANCE, INC.

SERIES A CONVERTIBLE PREFERRED STOCK

1.         Designation  and  Number  of  Shares.  The  shares  of  such  series  shall  be  designated  as

“Series A Convertible Preferred Stock”, and the number of shares constituting such series shall  be  five  hundred  thousand  (500,000),  par  value  $0.001  per  share  (such  shares  being referred  to  as  the  “Series  A  Convertible  Preferred  Stock”).  Such  number  of  shares  of  the

Series  A  Convertible  Preferred  Stock  may  be  increased  or  decreased  by  resolution  of  the

Board of Directors; provided, however, that no decrease shall reduce the number of shares of  Series  A  Convertible  Preferred  Stock  to  a  number  less  than  the  number  of  shares  then outstanding plus the number of shares issuable upon exercise or conversion of outstanding rights, options or other securities issued by the Company.

2.         Rank.  Except  as  otherwise  expressly  provided  herein,  with  respect  to  dividend  rights,

redemption  rights  and  rights  on  liquidation,  dissolution  or  winding  up,  the  Series  A

Convertible   Preferred   Stock   will   rank   senior   to   the   following   capital   stock   of   the

Corporation:  (a)  the  Common  Stock,  par  value  $0.001  per  share;  (b)  all  other  classes  of common stock; and (c) all other classes or series of Preferred Stock.

3.         Dividends.  The  Corporation  shall  pay  dividends  on  shares  of  Common  Stock  until  the holders of the Series A Convertible Preferred Stock then outstanding shall have first received a  cash  dividend  on  each  outstanding  share  of  Series  A  Convertible  Preferred  Stock  in  an amount  at  least  equal  to  the  product  of  (a)  the  preferred  share  purchase  price  per  share amount,  if  any,  of  the  dividends  to  be  declared,  paid  or  set  aside  for  the  Common  Stock,

multiplied by (b) the number of whole shares of Common Stock into which such share of

Series  A  Convertible  Preferred  Stock  could  then  be  convertible,  whether  or  not  the

Corporation  then  has  sufficient  authorized  but  unissued  Common  Stock  to  effect  such conversion, multiplied by 7% annually with all unpaid amounts accumulated until such time as they are paid in full.

4.         Liquidation, Dissolution or Winding Up.

(a)        In  the  event  of  any  voluntary  or  involuntary  liquidation,  dissolution  or winding up of the Corporation, the holders of shares of Series A Convertible

Preferred Stock then outstanding shall be entitled to be paid out of the assets of  the  Corporation  available  for  distribution  to  its  stockholders,  after  and subject  to  the  payment  in  full  of  all  amounts  required  to  satisfy  in  full  any and all debts, liabilities and obligations of the Corporation, and all amounts required to be distributed to the holders of any other class or series of stock of the Corporation ranking on liquidation prior and in preference to the Series

A Convertible Preferred Stock, if any, but before any payment shall be made to the holders of the Common Stock or any shares of any class or series of shares of the Corporation, or any instrument or security directly or indirectly convertible  into  or  exercisable  or  exchangeable  for  shares  of  any  class  or series  of  the  Corporation,  whose  preference  or  priority  as  to  rights  on liquidation,  dissolution  or  winding  up  is  junior  to  any  such  preference  or priority  of  the  Series  A  Convertible  Preferred  Stock  (such  Common  Stock and  other  securities  being  collectively  referred  to  as  “Junior  Stock”),  an

amount  equal  to  one  million  dollars  ($1,000,000.00).    If  upon  any  such

liquidation, dissolution or winding up of the Corporation the remaining assets of  the  Corporation  available  for  distribution  to  its  stockholders  shall  be insufficient  to  pay  the  holders  of  shares  of  Series  A  Convertible  Preferred

Stock the full amount to which they shall be entitled, the holders of shares of

Series A Convertible Preferred Stock and the holders of any class or series of  stock  ranking  on  liquidation  on  a  parity  with  the  Series  A  Convertible

Preferred Stock shall share ratably in any distribution of the remaining assets and funds of the Corporation in proportion to the respective amounts which would otherwise be payable in respect of the shares held by them upon such distribution  if  all  amounts  payable  on  or  with  respect  to  such  shares  were paid in full.

(b)                                After  the  payment  of  all  preferential  amounts  required  to  be  paid  to  the holders  of  the  Series  A  Convertible  Preferred  Stock  and  any  other  class  or series of stock of the Corporation ranking on liquidation on a parity with the

Series  A  Convertible  referred  Stock,  any  remaining  assets  available  for distribution shall be distributed to the holders of Junior Stock (in proportion to their respective ranking on liquidation) and no further distributions shall be made to the holders of Series A Convertible Preferred Stock.

(c)                                For  the  purposes  of  this  Section  4,  any  merger  or  consolidation  of  the

Corporation   into   or   with   any   other   corporation   or   entity,   or   a   sale,

conveyance, mortgage, transfer, license, pledge, lease or other disposition of all or substantially all of the assets of the Corporation, shall be deemed to be a  liquidation,  dissolution,  or  winding  up  of  the  Corporation,  unless  the holders  of  a  majority  of  the  Series  A  Convertible  Preferred  Stock  then outstanding vote otherwise.

(d)                                For purposes of this Section 4, if any Assets distributed to stockholders upon liquidation, dissolution or winding up of the Corporation consist of property other than cash, the amount of such distribution shall be deemed to be the fair market value thereof at the time of such distribution, as determined in good faith by the Board of Directors of the Corporation.

(e)                                If any holder of Series A Convertible Preferred Stock has been paid in full all amounts payable upon any share of Series A Convertible Preferred Stock pursuant to the first sentence of Section 4(a) in connection with a liquidation,

dissolution  or  winding  up  resulting  from  the  sale  or  disposition  of  all  or substantially all of the assets of the Corporation, the Corporation shall have the  right,  at  its  election  and  in  its  absolute  discretion  (provided  that  the

Corporation then has legally available funds therefor), to repurchase any such share  of  Series  A  Convertible  Preferred  Stock  upon  which  all  amounts payable pursuant to Section 4(a) have been paid in full, and the repurchase price  of  such  share  shall  be  $.001.  The  Corporation  may  exercise  its repurchase  right  under  this  Section  4(e)  by  delivering  to  the  holder  of  any share  of  Series  A  Convertible  Preferred  Stock  which  the  Corporation determines  to  repurchase,  a  notice  stating  the  number  of  shares  that  the

Corporation   has   determined   to   repurchase,   the   effective   date   of   such

repurchase and attaching a duly endorsed check for the aggregate repurchase price of such shares. The repurchase of such shares shall be effective upon the  date  specified  in  such  notice  by  the  Corporation.  If  so  requested  in  the

Corporation’s notice, any holder from which the Corporation has repurchased shares  of  Series  A  Convertible  Preferred  Stock  in  accordance  with  this

Section  4(e)  shall  thereafter  deliver  for  cancellation  to  the  Corporation  its certificate or certificates, formerly representing the shares so repurchased. If the certificate or certificates so surrendered by the holder represent in excess of  the  number  of  shares  so  repurchased,  the  Corporation  shall  promptly deliver to such holder a certificate or certificates representing the number and type  of  shares  represented  by  the  surrendered  certificate  or  certificates  but not repurchased in accordance with this Section 4(e).

5.         Voting.

(a)        The holders of Series A Convertible Preferred Stock shall have voting rights.

Each  share  of  Series  A  Convertible  Preferred  Stock  will  have  a  number  of votes  equal  to  the  number  of  shares  of  common  stock  into  which  it  is convertible at the time the vote is taken.

6.         Conversion.  The  holders  of  Series  A  Convertible  Preferred  Stock  shall  have  conversion rights as follows:

(a)        Right to Convert. Each share of Series A Convertible Preferred Stock shall

be   convertible,   at   the   option   of   the   holder   thereof,   at   any   time   after

acquisition,  and  without  the  payment  of  additional  consideration  by  the holder  thereof,  into  a  number  of  fully  paid  and  nonassessable  shares  of

Common  Stock  equal  to  the  dollar  amount  being  converted  divided  by  the

60-day  volume  weighted  average  price  for  the  first  60  days  following initiation of trading.  No shorting will be allowed.

(b)        Mechanics of Conversion. The conversion feature of the preferred issue may be exercised at any time.

(c)        Adjustments to Conversion Price.

(i)         Adjustments     for     Subdivisions,     Common     Stock     Dividends,

Combinations or Consolidations of Common Stock. In the event the

outstanding   shares   of   Common   Stock   shall   be   subdivided   or

increased, by stock split or stock dividend, into a greater number of shares  of  Common  Stock,  the  Conversion  Price  then  in  effect  shall concurrently with the effectiveness of such subdivision or payment of such stock dividend, be proportionately decreased. In the event the

outstanding   shares   of   Common   Stock   shall   be   combined   or

consolidated, by reclassification or otherwise, into a lesser number of shares of Common Stock, the Conversion Price then in effect shall,

concurrently   with   the   effectiveness   of   such   combination   or

consolidation, be proportionately increased.

(ii)                                            Adjustments for Reclassification, Exchange and Substitution. If the

Common Stock issuable upon conversion of the Series A Convertible

Preferred Stock shall be changed into the same or a different number of  shares  of  any  other  class  or  classes  of  stock,  whether  by  capital reorganization, reclassification or otherwise (other than a subdivision or combination or shares provided for above), the Conversion Price then  in  effect  shall,  concurrently  with  the  effectiveness  of  such reorganization  or  reclassification,  be  proportionately  adjusted  such that  the  Series  A  Convertible  Preferred  Stock  shall  be  convertible into,  in  lieu  of  the  number  of  shares  of  Common  Stock  which  the holders would otherwise have been entitled to receive, a number of shares of such other class or classes of stock equivalent to the number of shares of Common Stock that would have been subject to receipt by the holders upon conversion of the Series A Convertible Preferred

Stock immediately before that change.

(iii)      Adjustments for Merger, Sale, Lease or Conveyance. In the event of any  consolidation  with  or  merger  of  the  Corporation  with  or  into another entity, or in case of any sale, lease or conveyance to another person  or  entity  of  the  assets  of  the  Corporation  as  an  entirety  or substantially as an entirety, the Series A Convertible Preferred Stock shall  after  the  date  of  such  consolidation,  merger,  sale,  lease  or conveyance be convertible into the number of shares of stock or other securities or property (including cash) to which the Common Stock issuable  (at  the  time  of  such  consolidation,  merger,  sale,  lease  or conveyance) upon conversion of the Series A Convertible Preferred

Stock  as  the  case  may  be,  would  have  been  entitled  upon  such consolidation,  merger,  sale,  lease  or  conveyance;  and  in  any  such case, if necessary, the provisions set forth herein with respect to the

rights   and   interests   thereafter   of   the   holders   of   the   Series   A

Convertible Preferred Stock shall be appropriately adjusted so as to be applicable, as nearly as may reasonably be, to any shares of stock

or   other   securities   or   property   thereafter   deliverable   on   the

conversion of the shares of Series A Convertible Preferred Stock.

(iv)                                           Other  Provisions  Applicable  to  Adjustment  under  this  Section. The

following   provisions   will   be   applicable   to   the   adjustments   in

Conversion Price as provided in this Section:

(A)       The   number   of   shares   of   Common   Stock   at   any   time

outstanding shall not include any shares thereof then directly or  indirectly  owned  or  held  by  or  for  the  account  of  the

Corporation.

(B)       In  case  the  Corporation  shall  take  any  action  affecting  the outstanding number of shares of Common Stock other than an

action  described  in  any  of  the  foregoing  subsections  above,

inclusive,  which  would  have  an  inequitable  effect  on  the

holders   of   Series   A   Convertible   Preferred   Stock,   the

Conversion Mechanics shall be adjusted in such manner and

at such time as the Board of Directors of the Corporation on

the    advice    of    the    Corporation’s    independent    public

accountants  may  in  good  faith  determine  to  be  equitable  in the circumstances.

(C)       No  adjustment  of  the  Conversion  Price  shall  be  made  if  the amount of any such adjustment would be an amount less than

one percent (1%) of the Conversion Price then in effect, but any such amount shall be carried forward and an adjustment

with respect thereof shall be made at the time of and together with  any  subsequent  adjustment  which,  together  with  such amount and any other amount or amounts so carried forward,

shall aggregate an increase or decrease of one percent (1%)

or more.

(D)       The Conversion Price shall not be adjusted upward except in the  event  of  a  combination  of  the  outstanding  shares  of

Common Stock into a smaller number of shares of Common

Stock.

(v)                                            Certificate   as   to   Adjustments.   Upon   the   occurrence   of each

adjustment or readjustment of the Conversion Price pursuant to this section, the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish  to  each  holder  of  Series  A  Convertible  Preferred  Stock  a

certificate   setting   forth   such   adjustment   or   readjustment   in

accordance with the terms hereof and furnish to each holder of Series

A   Convertible   Preferred   Stock   a   certificate   setting   forth   such

adjustment  or  readjustment  and  showing  in  detail  the  facts  upon which  such  adjustment  or  readjustment  is  based.  The  Corporation shall, upon the written request at any time of any holder of Series A

Convertible Preferred Stock, furnish or cause to be furnished to such holder  a  like  certificate  setting  forth  (A)  such  adjustments  and readjustments, (C) the Conversion Price at the time in effect, and (C)

the  number  of  shares  of  Common  Stock  and  the  amount,  if  any,  of

other   property   which   at   the   time   would   be   received   upon   the

conversion of Series A Convertible Preferred Stock.